Securities and Exchange Commission
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                         Date of Report: August 14, 1998




                                 SPX Corporation
               (Exact name of registrant as specified in charter)



   Delaware                   1-6948                    38-1016240
   (State or other            (Commission               (I.R.S. Employer
    Jurisdiction of            File Number               Identification
    Incorporation)                                       Number)


   700 Terrace Point Drive, Muskegon, Michigan 49443-3301
   (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:
   (616) 724-5000

Item 5. Other Events

Contact:  Charles A. Bowman
            616-724-5194
            E-mail:  investor@spx.com

         SPX Comfortable with Analysts' Composite Estimate for 1999

     MUSKEGON, MI - August 14, 1998 - Today, John B. Blystone, Chairman, President and CEO of SPX Corporation (NYSE:SPW) and Patrick J. O'Leary, Chief Financial Officer of SPX, in a meeting with securities analysts expressed that SPX is comfortable with the composite securities analysts' earnings per share estimate of approximately $4.85 per share (diluted) for 1999. This amount presumes that the merger with General Signal (NYSE:GSX) is consummated early in the fourth quarter of 1998. This figure also does not take into effect any charges or gains that may occur as a result of integrating or restructuring the businesses of the combined company, any acquisitions or divestitures, or any other non-recurring or unusual events.

Forward-Looking Statements

     The above paragraph  contains  information that is  forward-looking  and is thus prospective. This forward-looking statement is subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by the forward-looking statement. More information regarding such risks can be found in the Company's quarterly and annual SEC filings, the Company's Registration Statement on Form S-4 filed on August 7, 1998, and General Signal's quarterly and annual SEC filings.

                                   SIGNATURES


     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SPX CORPORATION
                                  (registrant)



Dated:  August 14, 1998             By: /s/ Patrick J. O'Leary
                                       -----------------------
                                            Patrick J. O'Leary
                                            Senior Vice President, Finance,
                                            and Chief Financial Officer